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                                                                   EXHIBIT 10.48

                               AMENDMENT NO. 1 TO
                       SETTLEMENT AND GOVERNANCE AGREEMENT

         This Amendment No. 1 to Settlement and Governance Agreement (this "Amendment") dated as of November 20, 2002 but effective as set forth below is entered into by and between Quanta Services, Inc. ("Quanta") and Aquila, Inc. ("Aquila").

                                    RECITALS

         WHEREAS, Quanta and Aquila have entered into that certain Settlement and Governance Agreement dated as of May 20, 2002 pursuant to which the parties agreed, among other things, that the board of directors of Quanta shall consist of ten directors; and

         WHEREAS, Quanta and Aquila desire to amend the Settlement and Governance Agreement (the "Agreement") in the manner set forth in this Amendment.

         NOW, THEREFORE, the parties hereto hereby agrees as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Agreement.

2. Amendment. Section 2.06 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "The Board of Directors shall consist of the number of directors as determined pursuant to the Governing Instruments. Any vacancy on the Board of Directors caused by the resignation or removal of a director shall be filled immediately upon the direction of the Person entitled under the Governing Instruments or this Agreement to appoint the director who resigned or was removed. If the vacancy is a member of the Independent Committee, the individual shall be selected to fill the vacancy in accordance with Section 2.03(b)(i) hereof. In addition, as long as the outstanding shares of Series A Preferred Stock represent 10% or more of the outstanding Common Shares (assuming conversion of the Series A Preferred Stock), then approval by two-thirds of the then-outstanding shares of Series A Preferred Stock, voting together as a single class, is necessary before the Company may amend its Governing Instruments or the organizational documents of a subsidiary of the Company (including the filing of a certificate of designation), in each case as amended, or file with any governmental authority any resolution of the Board of Directors of the Company containing in each case any provisions which would increase the number of directors of the Company to a number greater than 12)."

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3.       Documents Otherwise Unchanged. Except as herein provided, the Agreement shall remain unchanged and in full force and effect, and each reference to the Agreement shall be a reference to the Agreement as amended hereby and as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time.

4. Effectiveness of Amendment. This Amendment shall become effective immediately after the approval by the Company's stockholders of (i) the convertibility of the Company's Series E Preferred Stock, par value $0.00001 per share (the "Series E Preferred Stock") and the issuance of up to 24,307,410 shares of the Company's common stock, par value $0.00001 per share, (subject to adjustment) upon conversion of the Series E Preferred Stock and (ii) the amendments to the Certificate of Designation, Rights and Limitations of the Company's Series A Preferred Stock, par value $0.00001 per share (the "Series A Preferred Stock"), to (a) delete the requirement that the authorized number of directors on the Company's Board of Directors be set at ten members and (b) eliminate the ability of the holders of the Series A Preferred Stock to vote, separately as a class, on any increase in the authorized number of directors on the Company's Board of Directors beyond ten members.

5. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the party hereto and its successors and assigns.

6. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

                            [signature page follows]

                                     - 2 -

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         IN WITNESS WHEREOF, the undersigned have duly executed this Amendment
No. 1 to Settlement and Governance Agreement as of the date first written above.

                                           QUANTA SERVICES, INC.

                                           By: /s/ DANA A. GORDON
                                               ---------------------------------
                                           Name:  Dana A. Gordon
                                           Title: Vice President

                                           AQUILA, INC.

                                           By: /s/ LESLIE J. PARRETTE, JR.
                                               ---------------------------------
                                           Name:  Leslie J. Parrette, Jr.
                                           Title: Senior Vice President, General
                                           Counsel, and Secretary